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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


Name                                    Jurisdiction of Incorporation
----                                    -----------------------------
Patterson Dental Supply, Inc.                     Minnesota

Direct Dental Supply Co.                          Nevada

Patterson Dental Canada, Inc.                     Canada